LaBranche & Co Inc.
Harvey S. Traison
Senior Vice President & Chief Financial Officer
(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors: Michael Polyviou
Media: Brian Maddox/Scot Hoffman
(212) 850-5600

LABRANCHE & CO INC. REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

— Fourth Quarter Revenue Increases to $83.8 Million and Net Income Grows to $9.3 Million, or $0.15 per Diluted Share —

NEW YORK, New York, January 21, 2005 — LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the fourth quarter and full year ended December 31, 2004.

For the 2004 fourth quarter, revenue grew to $83.8 million from $70.9 million for last year’s fourth quarter.  Net income available to common stockholders for the 2004 fourth quarter increased to $9.3 million, or $0.15 per diluted share, and included tax benefits of $1.6 million.  The Company’s net loss applicable to common stockholders for the 2003 fourth quarter was $200.7 million, or $3.36 per share, which included the previously-disclosed non-cash goodwill impairment charge of $170.3 million and a $62.5 million accrual for the Company’s previously-disclosed regulatory settlement.  Excluding these two charges, net income available to common stockholders for the 2003 fourth quarter was $4.2 million, or $0.07 per diluted share.

For the year ended December 31, 2004, revenue increased to $319.0 million from $306.0 million for the year ended December 31, 2003.  Revenue for the full year 2004 includes the previously-disclosed $24.6 million gain on the sale of the Company’s investment in Lava Trading, Inc.  The Company’s net loss applicable to common stockholders for the year ended December 31, 2004 was $46.0 million, or $0.77 per share, which includes the previously-disclosed exchange membership impairment charge of $18.3 million, debt repurchase charge of $55.9 million, goodwill impairment charge of $37.6 million and preferred stock discount accretion charge of $0.5 million.  These results compare to a net loss applicable to common stockholders of $183.4 million, or $3.08 per share, for the year ended December 31, 2003, which included the previously-disclosed goodwill impairment charge and regulatory settlement accrual.

Excluding the Lava sale and the exchange membership impairment, debt repurchase, preferred stock discount accretion and goodwill impairment charges, the Company’s net income available to common stockholders for the full year 2004 was $16.7 million, or $0.28 per diluted share. In comparison, excluding the goodwill impairment and regulatory settlement charges, the Company’s net income available to common stockholders for the full year 2003 was $22.0 million, or $0.37 per share.

The Company has scheduled a conference call to review its 2004 fourth quarter and full year results today at 10:00 a.m. (Eastern Time). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 104 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 250 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(audited)
REVENUES:
Net gain on principal transactions	$50,795	$45,194	$182,535	$202,207
Commissions	24,734	23,697	96,045	94,443
Other	8,244	2,056	40,468	9,339
Total revenues	83,773	70,947	319,048	305,989

EXPENSES:
Employee compensation and related benefits	26,889	22,884	99,310	99,123
Interest	16,089	12,147	63,789	48,188
Exchange, clearing and brokerage fees	10,326	9,548	39,010	40,406
Lease of exchange memberships	3,663	6,000	15,565	24,773
Depreciation and amortization of intangibles	3,059	3,086	12,221	12,803
Restitution and fines	—	62,519	—	63,519
Goodwill impairment	—	170,302	37,600	170,302
Exchange memberships impairment	—	—	18,327	—
Debt repurchase premium	1	—	49,029	—
Other	9,738	9,137	39,665	31,949
Total expenses	69,765	295,623	374,516	491,063

Income (loss) before minority interest and provision (benefit) for income taxes	14,008	(224,676)	(55,468)	(185,074)

MINORITY INTEREST	(174)	28	356	322

Income (loss) before provision (benefit) for income taxes	14,182	(224,704)	(55,824)	(185,396)

PROVISION (BENEFIT) FOR INCOME TAXES	4,913	(24,986)	(12,045)	(6,007)

Net income (loss)	$9,269	$(199,718)	$(43,779)	$(179,389)

Preferred dividends and discount accretion	—	955	2,254	4,014

Net income (loss) applicable to common stockholders	$9,269	$(200,673)	$(46,033)	$(183,403)

Weighted average common shares outstanding:
Basic	60,065	59,781	59,905	59,614
Diluted	60,361	59,781	59,905	59,614

Earnings (loss) per share:
Basic	$0.15	$(3.36)	$(0.77)	$(3.08)
Diluted	$0.15	$(3.36)	$(0.77)	$(3.08)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$444,446	$491,885
Cash and securities segregated under federal regulations	13,511	3,959
Securities purchased under agreements to resell	87,000	13,000
Receivable from brokers, dealers and clearing organizations	158,421	142,639
Receivable from customers	10,555	3,434
Securities owned, at market value:
Corporate equities	319,378	265,568
Options	110,705	73,694
Exchange-traded funds	128,214	102,626
U.S. Government obligations	8	—
Commissions receivable	5,428	4,613
Exchange memberships contributed for use, at market value	9,450	15,000
Exchange memberships owned, at adjusted cost (market value of $41,696 and $58,870, respectively)	59,332	77,319
Goodwill and other intangible assets, net	636,784	686,184
Other assets	71,865	83,169

Total assets	$2,055,097	$1,963,090

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$120,434	$45,172
Payable to customers	3,830	9,010
Securities sold, but not yet purchased, at market value:
Corporate equities	265,078	232,942
Options	92,580	67,079
Exchange-traded funds	142,735	115,140
Accrued compensation	38,195	42,833
Accounts payable and other accrued expenses	18,245	36,325
Other liabilities	12,510	75,595
Income taxes payable	1,671	—
Deferred tax liabilities	156,294	172,846
Short term debt	2,000	101,971
Long term debt	481,448	255,606
Subordinated liabilities:
Exchange memberships contributed for use, at market value	9,450	15,000
Other subordinated indebtedness	17,285	20,285

Total liabilities	1,361,755	1,189,804

Minority interest	356	322

Total stockholders’ equity	692,986	772,964
Total liabilities and stockholders’ equity	$2,055,097	$1,963,090

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges and other non-recurring items.  Pro-forma earnings (loss) per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings (loss) per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(audited)
Total revenues	$83,773	$70,947	$319,048	$305,989
Less: Lava realized gain (1)	—	—	(24,580)	—
Pro-forma revenues	83,773	70,947	294,468	305,989

Total expenses	69,765	295,623	374,516	491,063
Less:
Restitution and fines (2)	—	(62,519)	—	(63,519)
Goodwill impairment (3)	—	(170,302)	(37,600)	(170,302)
Exchange memberships impairment (4)	—	—	(18,327)	—
Debt repurchase premium and related costs (5)	(1)	—	(55,858)	—
Acceleration of discount on preferred stock repurchase (6)	—	—	(496)	—
Pro-forma expenses	69,764	62,802	262,235	257,242

Income (loss) before minority interest and provision(benefit) for income taxes	14,008	(224,676)	(55,468)	(185,074)
Minority interest	(174)	28	356	322
Income (loss) before provision (benefit) for income taxes	14,182	(224,704)	(55,824)	(185,396)
Effect of pro-forma adjustments	1	232,821	87,701	233,821
Pro-forma income before provision for income taxes	14,183	8,117	31,877	48,425

Provision (benefit) for income taxes	4,913	(24,986)	(12,045)	(6,007)
Tax effect of pro-forma adjustments	1	27,935	24,947	28,396
Pro-forma provision for income taxes	4,914	2,949	12,902	22,389

Net income (loss) applicable to common stockholders	9,269	(200,673)	(46,033)	(183,403)
Net effect of pro-forma adjustment	1	204,886	62,754	205,425
Pro-forma net income available to common stockholders	$9,270	$4,213	$16,721	$22,022

Earnings (loss) per share:
Diluted	$0.15	$(3.36)	$(0.77)	$(3.08)
Net effect of pro-forma adjustments	—	3.43	1.05	3.45
Diluted—pro-forma	$0.15	$0.07	$0.28	$0.37

(1)                         Reflects the gain on sale of the Company’s investment in Lava Trading Inc.

(2)                         Reflects the previously-disclosed regulatory settlement.

(3)                         Relates to the write-down of the carrying value of the Company’s goodwill to reflect the results of the Company’s goodwill impairment evaluation under SFAS No. 142.

(4)                         Reflects the write-down to management’s estimate of the fair value of the Company’s NYSE exchange memberships.

(5)                         Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of its previously outstanding $100 million Senior Notes and $250 million Senior Subordinated Notes.

(6)                         Represents the acceleration of the discount accretion on the remaining Series B preferred stock repurchased by the Company.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
NYSE average daily share volume (millions)	1,476.8	1,336.4	1,456.7	1,398.4

LAB share volume on NYSE (billions)	24.9	23.2	96.1	94.5

LAB dollar volume on NYSE (billions)	$743.1	$640.3	$2,819.1	$2,477.4

LAB number of principal trades on the NYSE (millions)	6.8	7.0	27.6	32.0

LAB principal shares traded on the NYSE (billions)	5.5	6.0	22.3	27.6

LAB dollar value of principal shares traded on the NYSE (billions)	$169.8	$169.2	$682.7	$725.1

LAB NYSE common stock listings	580	578	580	578

LAB AMEX common stock listings	104	108	104	108

LAB AMEX option listings	245	213	245	213